Exhibit 99.1

FOR IMMEDIATE RELEASE
INVESTOR CONTACT: David Jones Executive Vice President and Chief Financial Officer 865-293-5299

MEDIA CONTACT: Pat Ball Senior Vice President, Strategic Resources Group 800-818-1498

Team Health Holdings, Inc. Announces Private Offer of

$545 Million of Senior Notes due 2023

KNOXVILLE, Tenn. – November 9, 2015 – Team Health Holdings, Inc. (the “Company”) (NYSE: TMH) today announced that its indirect wholly owned subsidiary, Team Health, Inc. (the “issuer”) intends to offer $545 million aggregate principal amount of Senior Notes due 2023 (the “notes”). The Company intends to use the proceeds from the offering, together with borrowings under the Company’s senior secured credit facilities and cash on hand at IPC, to pay the cash consideration for the acquisition of IPC Healthcare, Inc. (“IPC”), refinance certain indebtedness of IPC and pay related transaction costs.

If the IPC acquisition does not close by December 31, 2015, the issuer will be required to redeem all of the outstanding notes at 100% of their issue price, plus accrued and unpaid interest.

The notes will be offered in a private placement and are expected to be resold by the initial purchasers to qualified institutional buyers under Rule 144A and outside the United States to non-U.S. investors pursuant to Regulation S under the Securities Act of 1933, as amended (the “Securities Act”). The offer of the notes will be made only by means of an offering memorandum to qualified investors and has not been registered under the Securities Act, and the notes may not be offered or sold in the United States absent registration under the Securities Act or an applicable exemption from the registration requirements of the Securities Act and any state securities laws.

This press release is being issued pursuant to Rule 135c under the Securities Act, and is neither an offer to sell nor a solicitation of an offer to buy any securities and shall not constitute an offer to sell or a solicitation of an offer to buy, or a sale of any securities in any jurisdiction in which such offer, solicitation or sale is unlawful.

About TeamHealth

At TeamHealth (NYSE: TMH), our purpose is to perfect our physicians’ ability to practice medicine, every day, in everything we do. Through our more than 14,000 affiliated physicians and advanced practice clinicians, TeamHealth offers outsourced emergency medicine, hospital medicine, anesthesia, urgent care, orthopaedic hospitalist, acute care surgery, obstetrics and gynecology hospitalist and medical call center solutions to approximately 1,000 civilian and military hospitals, clinics and physician groups nationwide. Our philosophy is as simple as our goal is singular: we believe better experiences for physicians lead to better outcomes—for patients, hospital partners and physicians alike. Join our team; we value and empower clinicians. Partner with us; we deliver on our promises.

The term “TeamHealth” as used throughout this release includes Team Health Holdings, Inc., its subsidiaries, affiliates, affiliated medical groups and providers, all of which are part of the TeamHealth organization. “Providers” are physicians, advanced practice clinicians and other healthcare providers who are employed by or contract with subsidiaries or affiliated entities of Team Health Holdings, Inc. All such providers exercise independent clinical judgment when providing patient care. Team Health Holdings, Inc. does not have any employees, does not contract with providers and does not practice medicine.

Forward-looking Statements

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Some of these statements can be identified by terms and phrases such as “anticipate,” “believe,” “intend,” “estimate,” “expect,” “continue,” “could,” “should,” “may,” “plan,” “project,” “predict” and similar expressions. The Company cautions that such “forward looking statements,” including without limitation, those relating to the acquisition being completed within the anticipated timeframe or at all, the realization of the expected benefits of the acquisition, the Company’s, IPC’s and the combined business’s future business prospects, revenue, working capital, professional liability expense, liquidity, capital needs, interest costs and income, wherever they occur in this press release or in other statements attributable to the Company or IPC are necessarily estimates reflecting the judgment of the Company’s and IPC’s senior management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the “forward looking statements.” Factors that could cause our actual results to differ materially from those expressed or implied in such “forward-looking statements,” include but are not limited to the occurrence of any event that could give rise to a termination of the merger agreement, the risks that the proposed acquisition disrupts current plans and operations, current or future government regulation of the healthcare industry, exposure to professional liability lawsuits and governmental agency investigations, the adequacy of insurance coverage and insurance reserves, as well as those factors detailed from time to time in the Company’s and IPC’s filings with the Securities and Exchange Commission.

The Company’s forward looking statements speak only as of the date hereof and the date they are made. The Company disclaims any intent or obligation to update “forward looking statements” made in this press release to reflect changed assumptions, the occurrence of unanticipated events, or changes to future operating results over time.